Exhibit 99.1
Corporate Property Associates 14 Incorporated
Supplemental Information
As of December 31, 2010
As used in this supplemental package, the terms “the Company,” “we,” “us” and “our” include Corporate Property Associates 14 Incorporated (“CPA®:14”), its consolidated subsidiaries and predecessors, unless otherwise indicated.
Important Note Regarding Non-GAAP Financial Measures
This supplemental package includes non-GAAP measures, including funds from operations (“FFO”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.
Forward-Looking Statements
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2010. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA14.com

Corporate Property Associates 14 Incorporated
Reconciliation of Net Income (Loss) Attributable to CPA®:14 Shareholders to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2010	2009	2008	2010	2009	2008
Net income (loss) attributable to CPA®:14 shareholders	$26,029	$(7,119)	$3,140	$66,917	$5,316	$45,164 (a)
Adjustments:
Depreciation and amortization of real property	7,426	8,873	8,026	30,594	35,910	32,963
Loss (gain) on sale of real estate	2,481	—	(364)	2,486	(8,611)	(1,062)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	1,300	3,215	3,453	12,200	12,646	13,975
Gain on sale of real estate	(11,386)	—	—	(11,605)	(2)	—
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(510)	(1,501)	(402)	(2,097)	(2,865)	(1,871)

Total adjustments	(689)	10,587	10,713	31,578	37,078	44,005

FFO — as defined by NAREIT	25,340	3,468	13,853	98,495	42,394	89,169

Adjustments:
Loss (gain) on extinguishment of debt	803	—	—	(10,573)	—	—
Gain on deconsolidation of subsidiary	—	—	—	(12,870)	—	—
Other depreciation, amortization, and non-cash charges	(73)	179	(992)	(119)	80	(27)
Straight-line and other rent adjustments	(1,370)	(2,667)	401	(6,545)	(1,810)	(1,225)
Impairment charges	729	19,466	110	10,131	40,345	1,139
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Other depreciation, amortization, and non-cash charges	52	299	100	271	362	1,100
Straight-line and other rent adjustments	82	14	(325)	(84)	(450)	(829)
Impairment charges	—	671	9,820	4,736	671	9,820
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	75	129	12	331	213	31

Total adjustments	298	18,091	9,126	(14,722)	39,411	10,009

AFFO (b)	$25,638	$21,559	$22,979	$83,773	$81,805	$99,178

AFFO per share (c)	$0.32	$0.27	$0.29	$1.06	$1.04	$1.26

Weighted average shares outstanding	87,193,888	86,983,660	88,273,458	86,757,502	87,078,468	88,174,907

(a)
Net income for the year ended December 31, 2008 included the recognition of $10.9 million received from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(b)
The amounts previously furnished for the three months and year ended December 31, 2009 of $23.6 million and $86.9 million, respectively, have been revised in the table above to correct an inadvertent calculation error.

(c)	Numerator for AFFO per share calculation:

AFFO	$25,638	$21,559	$22,979	$83,773	$81,805	$99,178
Add: Issuance of shares to an affiliate in satisfaction of fees due	1,933	2,184	2,975	7,983	8,782	12,062

AFFO numerator in determination of AFFO per share	$27,571	$23,743	$25,954	$91,756	$90,587	$111,240

Non-GAAP Financial Disclosure
Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are to be included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income for certain non-cash charges, where applicable, such as gains or losses from extinguishment of debt and deconsolidation of subsidiaries, amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as “Funds from Operations — as Adjusted,” or AFFO, and we employ it as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. We exclude these items from GAAP net income, as they are not the primary drivers in our decision-making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. As a result, we believe that AFFO and AFFO per share are useful supplemental measures for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 14 Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2010	2009	2008
Cash flow provided by operating activities — as reported	$109,288	$87,900	$110,697
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	(3,473)	9,880	7,959
Distributions paid to noncontrolling interests, net (b)	(3,702)	(2,277)	(3,522)
Changes in working capital (c)	(552)	5,695	(5,471)
Advisor settlement (d)	—	—	(10,868)

Adjusted cash flow from operating activities(e)	$101,561	$101,198	$98,795

Adjusted cash flow per share	$1.17	$1.16	$1.12

Distributions declared per share	$0.7999	$0.7934	$0.7848

Payout ratio (distributions per share/adjusted cash flow per share)	68%	68%	70%

Weighted average shares outstanding	86,757,502	87,078,468	88,174,907

(a)	To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)
Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow provided by operating activities to record such amounts in the period in which the item was actually recognized. In addition, an adjustment to exclude the impact of escrow funds was introduced in 2009 as more often than not these funds are released to the lender.

(d)	In April 2008, we received $10.9 million from our advisor (a subsidiary of W. P. Carey & Co. LLC) in connection with the settlement of an SEC investigation.

(e)
The amounts previously furnished for the years ended December 31, 2009 and 2008 of $98.9 million and $98.9 million, respectively, have been revised on the table above to reflect reclassifications made to conform to the current year presentation.

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash flow from operating activities (as computed in accordance with GAAP) adjusted, where applicable, primarily to: add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity income; subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate; and eliminate changes in working capital. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash flow provided by operating activities to reflect these actual cash receipts and cash payments, as well as eliminating the effect of timing differences between the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized may give investors additional information about our actual cash flow that is not incorporated in cash flow from operating activities as defined by GAAP.
We believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations as it gives investors important information about our liquidity that is not provided within cash flow from operating activities as defined by GAAP, and we use this measure when evaluating distributions to shareholders.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
Top Ten Tenants by Rent (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Tenant/Lease Guarantor	Minimum Base Rent	Percent
Carrefour France, SAS (a)	$19,369	11%
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	11,413	6%
Advanced Micro Devices, Inc.	7,448	4%
Dick’s Sporting Goods, Inc.	7,293	4%
True Value Company	6,825	4%
Petsmart, Inc.	5,357	3%
Life Time Fitness, Inc.	5,202	3%
Katun Corporation	4,609	3%
Tower Automotive Products Co., Inc.	4,422	3%
Perkin Elmer, Inc.	4,338	2%

Total	$76,276	43%

Weighted Average Lease Term for Portfolio: 9.2 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Region	Minimum Base Rent	Percent
U.S.
East	$41,987	23%
West	35,202	20%
Midwest	33,311	19%
South	31,614	18%

U.S. Total	142,114	80%

International
France	19,369	11%
Germany	11,413	6%
Finland	4,422	2%
The Netherlands	1,068	1%
United Kingdom	464	0%

International Total	36,736	20%

Total	$178,850	100%

	Annualized Contractual
Property Type	Minimum Base Rent	Percent
Industrial	$53,274	30%
Warehouse/Distribution	50,719	28%
Retail	27,188	15%
Office	26,098	15%
Other Properties(a)	21,571	12%

Total	$178,850	100%

(a)	Includes rent from tenants with the following property types: sports (4.6%), theater (2.8%), education (2.5%), self-storage/trucking (2.1%), and land (0.04%).

Corporate Property Associates 14 Incorporated
Portfolio Diversification as of December 31, 2010 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

	Annualized Contractual
Industry Type(a)	Minimum Base Rent	Percent
Retail Trade	$52,720	29%
Electronics	24,726	14%
Construction and Building	15,336	9%
Leisure, Amusement, Entertainment	14,897	8%
Automobile	9,516	5%
Transportation — Cargo	9,362	5%
Business and Commercial Services	9,005	5%
Beverages, Food, and Tobacco	8,109	5%
Chemicals, Plastics, Rubber, and Glass	5,702	3%
Consumer Non-durable Goods	5,426	3%
Machinery	4,532	3%
Healthcare, Education and Childcare	4,495	3%
Media: Printing and Publishing	3,882	2%
Buildings and Real Estate	2,437	1%
Consumer and Durable Goods	1,911	1%
Aerospace and Defense	1,904	1%
Mining, Metals, and Primary Metal Industries	1,846	1%
Forest Products and Paper	1,485	1%
Other(b)	1,559	1%

Total	$178,850	100%

(a)	Based on the Moody’s Investors Service, Inc. classification system and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: transportation — personal (0.7%) and banking (0.1%).